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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-55831 on Form S-4 and in Registration Statement Nos. 333-137743, 333-10429 and 333-48143 on Form S-8 of our report dated January 26, 2007, relating to the 2006 consolidated financial statements (before retrospective adjustments to the consolidated financial statements for the discontinued operations discussed in Note 5 and the reclassifications related to interest expense described in Note 1 to the consolidated financial statements) of Westaff, Inc. and subsidiaries (not presented herein) (which report expresses an unqualified opinion and includes an explanatory paragraph related to a change in accounting for share-based payment arrangements) appearing in this Annual Report on Form 10-K of Westaff, Inc. and subsidiaries for the year ended November 1, 2008.

/s/ DELOITTE & TOUCHE LLP
Oakland, California
February 11, 2009

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM